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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Water Pik Technologies, Inc. pertaining to the Executive Deferred Compensation Plan (Form S-8 No. 333-30016 and post-effective amendments thereto), Broad-Based Stock Option Plan (Form S-8 No. 333-96447), 1999 Incentive Plan (Form S-8 No. 333-96449), Teledyne, Inc. 401(k) Plan (Form S-8 No. 333-96451 and post-effective amendments thereto), 1999 Non-Employee Director Stock Compensation Plan (Form S-8 No. 333-96455), Employee Stock Purchase Plan (Form S-8 No. 333-96457), Retirement Plan (Form S-8 No. 333-43962), 1999 Incentive Plan (Form S-8 No. 333-54318), Broad-Based Stock Option Plan (Form S-8 No. 333-54320), 1999 Non-Employee Director Stock Compensation Plan (Form S-8 No. 333-60236), Employee Stock Purchase Plan (Form S-8 No. 333-60240), and 1999 Incentive Plan (Form S-8 No. 333-117442) of our report dated December 14, 2005, with respect to the consolidated financial statements and schedule of Water Pik Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2005.

/s/ ERNST & YOUNG LLP

Woodland Hills, California
December 14, 2005

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  Exhibit 23.1